UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011 (May 4, 2011)

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33112	22-3774845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building
3069 Caitan Road
Futian District, Shenzhen, 518026
The People’s Republic of China
(Address of principal executive offices, including zip code)

(86) 755 2655-3152
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Change in Registrant’s Certifying Accountant

On May 4, 2011, Diguang International Development Co., Ltd. (the “Company”) was notified by BDO China Li Xin Da Hua CPA Co., Ltd. (“BDO China LXDH”), its independent registered public accounting firm, that BDO China LXDH has decided not to stand for re-election as the independent registered public accounting firm of the Company for fiscal year 2011.   On the same date, BDO China LXDH also confirmed that the client-auditor relationship between itself and the Company has ceased with immediate effect from May 4, 2011.

BDO China LXDH’s report on the financial statements for the fiscal year ended December 31, 2010, which was dated March 28, 2011, was modified to emphasize management’s uncertainty as to the Company’s ability to continue as a going concern.

BDO China LXDH’s reports on the financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, save as disclosed in the preceding paragraph.

During the fiscal years ended December 31, 2009 and 2010, and the interim period through May 4, 2011, there was no disagreement between the Company and BDO China LXDH regarding any of the matters described in Item 304(a)(1)(iv) of Regulation S-K, nor was there any reportable event described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided BDO China LXDH with a copy of the disclosures in this Report and requested that BDO China LXDH furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures.   The letter is attached as an exhibit to this Report.

Item 9.01          Financial Statements and Exhibits

EXHIBITS

99.1	Letter from BDO China Li Xin Da Hua CPA Co., Ltd. to the Securities and Exchange Commission dated March 10, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: May 10, 2011	By:	/s/ Song Yi
Song Yi
Chairman and Chief Executive Officer

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